UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2015 (May 29, 2015)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On May 29, 2015, Tremor Video, Inc., or the Company, held its Annual Meeting of Stockholders. As of April 2, 2015, the record date for the Annual Meeting, 51,380,047 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders is set forth below.

1. The Company’s stockholders re-elected Rachel Lam and James Rossman as Class II directors of the Company to serve a three-year term until the Company’s 2018 Annual Meeting of stockholders. The voting results were as follows:

	Votes For	Withheld	Broker Non-Votes
Rachel Lam	27,149,770	571,464	10,985,578
James Rossman	26,361,345	1,359,889	10,985,578

2. The Company’s stockholders approved the Company’s 2013 Equity Incentive Plan, as amended. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,928,264	3,782,210	10,760	10,985,578

3. The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
38,526,532	179,661	619	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: June 3, 2015	By:	/S/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating Officer, General Counsel and Secretary

3